Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q/A of Golden River Resources Corporation (the “Company”) for the six months ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “report”), the undersigned, Joseph Gutnick, Chief Executive Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)           The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities

Exchange Act of 1934; and

(2)           The information contained in the report fairly presents, in all material respects, thefinancial condition and result of operations of the Company.

Date: February 11, 2011

/s/ Joseph I. Gutnick
Joseph I. Gutnick
Chairman of the Board, President and
Chief Executive Officer

35